Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contributions (4)	Weighted Average Number of Slot Machines (5)
October-06	$885,885,380	$74,348,429	8.39%	$18,587,107	6197
November-06	842,706,491	73,284,092	8.70%	18,321,023	6179
December-06	946,605,535	81,188,236	8.58%	20,297,059	6178
January-07	817,142,742	70,542,431	8.63%	17,635,608	6179
February-07	807,197,116	71,335,213	8.84%	17,833,803	6157
March-07	893,294,110	77,887,435	8.72%	19,471,859	5984
April-07	855,254,558	73,865,149	8.64%	18,466,287	5969
May-07	868,563,684	75,012,966	8.64%	18,753,242	5923
June-07	860,814,708	74,532,754	8.66%	18,633,188	5925
July-07	1,012,605,785	88,861,114	8.78%	22,215,278	5902
August-07	937,808,080	83,527,206	8.91%	20,881,802	5955
September-07	873,314,549	77,266,290	8.85%	19,316,573	6181

Fiscal Year 2007	$10,601,192,738	$921,651,315	8.69%	$230,412,829

October-05	$891,557,275	$74,785,571	8.39%	$18,696,393	6204
November-05	816,438,537	67,218,392	8.23%	16,804,598	6204
December-05	873,362,735	74,188,635	8.49%	18,547,159	6203
January-06	815,047,460	70,525,912	8.65%	17,631,478	6202
February-06	786,234,400	68,919,596	8.77%	17,229,899	6202
March-06	869,571,635	77,272,007	8.89%	19,318,002	6202
April-06	879,670,507	76,085,657	8.65%	19,021,414	6202
May-06	911,411,366	78,050,843	8.56%	19,512,711	6202
June-06	857,828,884	73,605,844	8.58%	18,401,461	6200
July-06	989,421,364	84,144,663	8.50%	21,036,166	6199
August-06	950,685,348	82,053,842	8.63%	20,513,461	6199
September-06	898,757,420	78,186,609	8.70%	19,546,652	6199

Fiscal Year 2006	$10,539,986,931	$905,037,571	8.59%	$226,259,394

(1)	“Slot Handle” is defined as the total amount of coins, tokens, credits or currency placed into slot machines by patrons to play slot machines.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as all amounts played in slot machines reduced by both (a) the winnings paid out and (b) all amounts deposited by the casino into the slot machines to ensure sufficient coins in each machine to pay out the winnings.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Gross Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.
(4)	“Slot Win Contributions” is defined as the portion of Gross Slot Win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of Gross Slot Win, or (b) the greater of (i) 25% of Gross Slot Win or (ii) $80.0 million.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.